As filed with the Securities and Exchange Commission on March 21, 2007
=====================================================================
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM SB-2
ON
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SYNTHEMED, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

14-1745197
(I.R.S. Employer Identification No.)

200 Middlesex Essex Turnpike, Suite 210
Iselin, New Jersey 08830
732-404-1117
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Robert P. Hickey, President
200 Middlesex Essex Turnpike, Suite 210
Iselin, New Jersey 08830
732-404-1117
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent For Service)

A copy of all communications, including communications sent to the agent for service, should be sent to:

Keith M. Moskowitz, Esq.
Eilenberg Krause & Paul LLP
11 East 44th Street
New York, New York 10017

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No.1 on Form S-3 is being filed pursuant to Rule 401(c) under the Securities Act of 1933 in order to convert the Registration Statement on Form SB-2 (Registration No. 333-134746), declared effective by the Securities and Exchange Commission on August 1, 2006, to a Registration Statement on Form S-3. The prospectus contained in this Post-Effective Amendment will, upon effectiveness of the Post-Effective Amendment, supersede the prospectus contained in the Form SB-2. All filing fees payable in connection with the registration of the securities covered hereby were previously paid in connection with the filing of the original registration statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 20, 2007

PROSPECTUS

SYNTHEMED, INC.

18,193,600 Shares of Common Stock

This prospectus relates to the sale or other disposition by some of our security holders of up to 16,124,600 shares of our currently outstanding shares of common stock and 2,069,000 shares of our common stock issuable upon exercise of currently outstanding common stock purchase warrants. For a list of the selling stockholders, please refer to the "Selling Stockholders" section of this prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive the exercise price of the warrants if and when those warrants are exercised by the selling stockholders. None of the warrants has been exercised as of the date of this prospectus. We will pay the expenses of registering these shares.

Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol SYMD. On March 14, 2007, the closing price of our common stock was $0.99 per share.

The shares included in this prospectus may be disposed of on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not control or determine the price at which a selling stockholder decides to sell or otherwise dispose of its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

You should understand the risks associated with investing in our common stock. Before making an investment, please read the “Risk Factors” section of this prospectus on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2007.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act for the common stock offered under this prospectus. We are subject to the informational requirements of the Exchange Act, and file annual reports, quarterly reports, special reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed us can be inspected and copied at the public reference facilities of the Commission at Station Place, 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can be obtained from the Public Reference Section of the Commission at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy statements, information statements and other information concerning SyntheMed, Inc. at the site located at http://www.sec.gov . This prospectus does not contain all the information in the registration statement and its exhibits, which we have filed with the Commission under the Securities Act and to which reference is made.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus; however, to the extent that there are any inconsistencies between information presented in this prospectus and information contained in incorporated documents filed with the SEC before the date of this prospectus, the information in this prospectus shall be deemed to supersede the earlier information. Any information we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

We incorporate by reference the documents listed below and any documents that we subsequently file under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to completion of the offering covered by this prospectus:

•	our Annual Report on Form 10-KSB for the year ended December 31, 2006, filed by us on March 12, 2007; and

•
the description of our common stock contained in the Registration Statement on Form S-1 (File No. 33-49008) under the caption “Description of Securities” (which is incorporated by reference in Item 1 of our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act).

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests may be made orally or in writing to the attention of Corporate Secretary, SyntheMed, Inc., 200 Middlesex Essex Turnpike, Suite 210, Iselin, New Jersey 08830, telephone (732) 404-1117.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This document contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual results to differ materially from such statements. Forward-looking statements are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at the time and which speak only as of the date made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under “Risk Factors.”

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. Read the entire prospectus before making an investment decision.

Throughout this prospectus, the terms “we,” “us,” “our,” and “our company” refer to SyntheMed, Inc., a Delaware corporation.

Company Overview

We are a biomaterials company engaged primarily in the development and commercialization of anti-adhesion and drug delivery products. Products under development, all of which are based on our licensed proprietary, bioresorbable polymer technology, are primarily medical devices designed to prevent or reduce the formation of adhesions (scar tissue) following a broad range of surgical procedures. Our product development efforts are currently focused on our lead product, REPEL-CV®, a bioresorbable adhesion barrier intended for use in cardiac surgery.

In September 2006, we reported positive efficacy results from the multi-center, randomized, masked pivotal clinical trial of REPEL-CV in neonatal patients who underwent staged, open-heart surgical procedures. REPEL-CV is a bioresorbable film designed to be placed over the surface of the heart at the conclusion of surgery to reduce the formation of post-operative adhesions (scar tissue). We feel confident that the pivotal trial achieved its primary clinical endpoint based on the level of reduction in the extent and severity of adhesions. The pivotal trial was conducted at 15 pediatric cardiac surgery centers throughout the United States, and enrolled 144 neonatal patients who had undergone staged, open-heart surgical procedures. In this trial, surgeons used a four point grading system to determine the extent and severity of adhesions in the patients. Over 70% of the REPEL-CV treated patients were completely free of clinically-significant adhesions, the most severe grade of adhesions measured, as compared to less than 30% in the control patients, with a p value < 0.0001. In the primary clinical endpoint assessment, the mean extent of clinically-significant adhesions in the control patients was 2.5 times greater than in the REPEL-CV patients, with a p value = 0.0005. We have incorporated the results of this trial into the Premarket Approval (PMA) submission documentation for the United States Food and Drug Administration (“FDA”) as a basis for obtaining approval to market REPEL- CV in the United States for use in all cardiothoracic surgical procedures. Subject to FDA approval, we plan to launch REPEL-CV in the US through a direct sales effort in the latter half of 2007.

In August, 2006 we received the CE Mark approval to market REPEL- CV for use in cardiac surgery within the European Union (EU) and in other international markets. In September 2006, we launched REPEL-CV for sale in the EU and certain Southeast Asian markets through a network of independent distributors, all of whom are experienced at selling devices and medical equipment to cardiac surgeons.

In June 2006, we announced the successful completion of a multi-center clinical study for REPEL- CV involving several leading cardiac surgery centers in Europe. At the point of the second surgical procedure, 13 of the 15 patients in the study were free of clinically-significant adhesions representing a significant improvement over the typical experience among patients who have undergone secondary open heart procedures.

Our bioresorbable polymer technology is based on a proprietary group of polymers. We believe that these polymers display desirable properties which enable them to be tailored to a wide variety of applications. These properties include bioresorbability, flexibility and strength. Unlike many other polymer systems that may cause untoward tissue responses, polymers derived from our proprietary polymer technology are highly biocompatible. In addition to products for the prevention or reduction of post-operative adhesions, we believe that potential medical applications for our polymer technology include resorbable sutures, stents, coatings for implantable devices and drug delivery systems.

Our address is 200 Middlesex Essex Turnpike, Suite 210, Iselin, New Jersey 08830 and our telephone number is (732) 404-1117. We maintain a web site at www.synthemed.com. The information on our web site is not, and you must not consider such information to be, a part of this prospectus.

2006 Financings

On April 3, 2006, we sold an aggregate of 15,000,000 shares of common stock in a private placement at a purchase price of $.40 per share, resulting in gross cash proceeds of $6,000,000. In connection with the financing, we paid a placement agent a commission equal to $590,000, representing 10% of the proceeds raised by the agent ($449,840 of which was paid, at the agent's election, by issuance of 1,124,600 shares of common stock at the offering price of $.40 per share, and the balance of which was paid in cash) and we issued to or at the direction of the placement agent warrants to purchase an aggregate of 1,475,000 shares of common stock, representing 10% of the number of shares sold by the agent in the financing. The warrants are exercisable at an exercise price equal to $.60 per share at any time until April 3, 2010. We also reimbursed the agent for certain financing-related expenses including legal fees. The proceeds of the private placement have been used to fund our general working capital needs including completion of the REPEL-CV clinical trials and additional product development activities. This prospectus is part of a registration statement that we filed as a result of our agreement to register for resale under the Securities Act of 1933 the shares of common stock issued in that offering and underlying the placement agent warrants issued in that offering. This prospectus also covers 594,000 shares of our common stock underlying warrants exercisable at $0.12 per share until March 26, 2007 issued to the placement agent in March 2003 in connection with a financing at that time.

In December 2006, we received $456,000 from the sale of certain New Jersey state tax losses.

The Offering

Common stock covered hereby	18,193,600 shares, consisting of 16,124,600 presently outstanding shares and 2,069,000 shares issuable to selling stockholders upon exercise of outstanding warrants.

Common stock currently outstanding	83,021,479 shares (1)(2)

Common stock to be outstanding after offering assuming no exercise of the warrants whose underlying shares are covered by this prospectus	83,021,479 shares (1)(2)

Common stock to be outstanding after offering assuming exercise in full of all warrants whose underlying shares are covered by this prospectus	85,090,479 shares (1)

OTC Bulletin Board Trading Symbol	SYMD

Risk Factors	An investment in our common stock involves significant risks. See “Risk Factors” on page 4.
 _________________
(1)
Does not include 14,233,308 shares of common stock underlying outstanding options (including 655,000 shares underlying options subject to performance-based vesting), exercisable at prices ranging from $0.023 per share to $4.75 per share and expiring from March 31, 2007 to February 16, 2017.

(2)	Does not include 2,069,000 shares of common stock underlying warrants held by selling stockholders and covered by this prospectus.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and in the documents incorporated by reference before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition or operating results and the trading price or value of our securities could be materially adversely affected. For a discussion of risks relating to our business, see “Item 1. Business - Risks Related to Our Business; -Risks Related to Our Stock” in our Annual Report on Form 10-KSB for the year ended December 31, 2006, which is incorporated herein by reference.

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of the common stock covered hereby by the selling stockholders pursuant to this prospectus. However, we may receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants whose underlying shares are covered by this prospectus. If all such warrants are exercised, the total amount of proceeds we would receive is $956,280. We expect to use the proceeds we receive from the exercise of warrants, if any, for general working capital purposes. We will pay the expenses of registration of these shares, including legal and accounting fees.

SELLING STOCKHOLDERS

 Selling Stockholder Table

The shares to be offered by the selling stockholders are "restricted" securities under applicable federal and state securities laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”), to give the selling stockholders the opportunity to publicly sell or otherwise dispose of those shares. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The shares included in this prospectus may be disposed of by the selling stockholders or their transferees on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We will not control or determine the price at which a selling stockholder decides to dispose of its shares.

No estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders after any sales or other dispositions made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling stockholders will sell all of the shares listed in this prospectus.

The following table sets forth the beneficial ownership of the selling stockholders prior to the offering to which this prospectus relates. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding the option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.

	Number of Shares Beneficially Owned	Number of Shares	Beneficial Ownership After Offering
Selling Stockholder	Before Offering	Being Offered	Number of Shares	Percent
E H Holdings Ltd[1]	262,500	262,500	0	0
E F G Bank[2]	520,000	520,000	0	0
Dubuis Françoise	52,500	52,500	0	0
Ascanio Giuliani	53,000	50,000	0	0
Andreas Wueger[3]	1,087,500	836,625	250,875	*
Frank Ramsperger	131,250	131,250	0	0
Christophe Flueck	10,000	10,000	0	0
Timothy Benjamin Pearce	15,000	15,000	0	0
John Alexander McLaren	84,745	84,745	0	0
Dr. Georg Issels/Scherzer & Co. Aktiengesellschaft	500,000	500,000	0	0
Artemis Trustees Limited As Trustee of The Millennium International Pension Scheme [4]	1,000,000	1,000,000	0	0
Steve Dubied	42,000	15,000	27,000	*
David Anthony Dering Arthur	37,500	37,500	0	0
Bank Vontobel AG, Zurich [5]	825,000	665,000	160,000	*
Lionel Jonathan Exton	35,553	35,553	0	0
Noel Lorne Forsyth	25,000	25,000	0	0
Craft Capital Corp.[6]	140,000	100,000	40,000	*
Sussex Commodities Holdings Ltd.[7]	125,000	125,000	0	0
Brunello Bernasconi	25,000	25,000	0	0
Brunello Bottinelli	150,000	150,000	0	0
Maurizio Tassi[8]	75,000	75,000	0	0
Cesare Florimonte	100,000	100,000	0	0
Carla Bernasconi	25,000	25,000	0	0
Tejandi Investments Ltd.[9]	250,000	250,000	0	0
Koukab Settlement[10]	62,500	62,500	0	0
Hornbuckle Mitchell Trustees Ltd.[11]	127,000	127,000	0	0
Eugene Whitney Harris Revocable Trust [12]	150,000	150,000	0	0
Thomas Gruber[13]	192,500	27,500	165,000	*
Pascale Gruber	47,500	12,500	35,000	*
Béatrice Maréchal Smith	235,000	200,000	35,000	*
John Stephen Faith	87,500	87,500	0	0
Aran Asset Management SA14	1,519,160	400,000	1,119,160	1.4
Stephen Merrick & Donald McCain, Trustees FBO The Reliv International Trust Agreement - 06/01/98 [15]	75,000	75,000	0	0
Liddington Limited[16]	200,000	100,000	100,000	*
Richard H. Guelich III	25,000	25,000	0	0
Simon Oppliger[17]	100,000	100,000	0	0
Christopher Powers[18]	50,000	50,000	0	0
Terry R. Beardsley	12,500	12,500	0	0
VAPA Trust[19]	125,000	125,000	0	0
Royal Bank of Canada Trust Co. (Jersey) Ltd. As Trustee of Nomura Employee Benefits Trust Number One [20]	2,500,000	2,500,000	0	0
Maria Décor-Opazo	20,000	20,000	0	0
Skye Asset Management SA21	25,000	25,000	0	0
Timothy Morel	300,000	300,000	0	0
Herman G. and Kathryn M. Kiplinger	37,500	37,500	0	0
Nelson Schaenen Jr.	145,000	145,000	0	0
Pierangelo Bottinelli	425,000	425,000	0	0

Bruce Harwood Haughey	37,500	37,500	0	0
Gordon John Richmond	21,500	21,500	0	0
Ian Andrew Hunter	25,000	25,000	0	0
Leo Ventures Fund SPC[22]	750,000	750,000	0	0
RLF Partnership[23]	75,000	75,000	0	0
Vivo Limited Partnership[24]	125,000	125,000	0	0
Union Bancaire Privée[25]	121,400	121,400	0	0
Wanlex Business Inc.[26]	50,000	50,000	0	0
Marilyn Moskowitz[27]	1,602,328	250,000	1,352,328	1.6%
Keith Moskowitz	79,618	62,500	17,118	*
Dirk Segers[28]	50,000	50,000	0	0
Cannacord International Ltd.[29]	500,000	500,000	0	0
Todd Wasserman	62,500	62,500	0	0
Euro Investor SA30	200,000	200,000	0	0
Marco Bonetti[31]	100,000	100,000	0	0
Esbjoern Hillberg	25,000	25,000	0	0
Sean Clarke	22,500	22,500	0	0
Marius Moos	12,500	12,500	0	0
Ursula Plattner	12,500	12,500	0	0
Freeze Ltd.[32]	175,000	175,000	0	0
Marcus Malkmus	87,500	87,500	0	0
Xavier Bonnery	52,500	52,500	0	0
Empreinte Limited[33]	25,000	25,000	0	0
BSI SA34	500,000	500,000	0	0
Valvidia Trading Inc.[35]	200,000	49,125	150,875	*
Carlos A. Pittol[36]	60,000	20,000	40,000	*
Jimmy Chee Meng Ho37	70,000	10,000	60,000	*
W. Bogert Kiplinger[38]	121,563	121,563	0	0
Flagstone Securities, LLC[39]	59,562	59,562	0	0
Flagstone Capital, LLC [40]	25,875	25,875	0	0
Barchester Group Ltd.[41]	71,072	71,072	0	0
Dyslexia Research Trust[42]	15,420	15,420	0	0
Clubb Capital Ltd.[43]	2,721,025	2,721,025	0	0
Other Selling Stockholders[44]		3,988,850

___________________________
*Less than 1%

[1]	Voting and investment authority with respect to these shares are held by Danesh Varma.

[2]	Voting and investment authority with respect to these shares are held by Christopher Fleuck.

[3]
Represents 250,000 shares held by Mr. Wueger for his own account (150,000 of which are being offered hereby), as well as the following shares held by other selling stockholders named herein and with respect to which Mr. Wueger has sole voting and investment authority: 250,000 shares held of record by Tejandi Investments Ltd., 62,500 shares held of record by Koukab Ltd., 125,000 shares held of record by VAPA Trust, 200,000 shares held of record by Valvidia Inc. and 200,000 shares held of record by Euro Investor SA.

[4]
Voting and investment authority with respect to these shares are held by the directors of the trust, Robert Archibald Gilchrist Sinclair, Ian Charles Domaille, James Edward Gardner, Maeve Therese Gulibert, Pam April Gerrard and Debbie Calderwood. The beneficiary of the trust is Joseph George Strubel.

[5]
Represents shares held of record by for the following beneficial owners: Peter Mattli for 100,000 shares, Christoph Blattler for 70,000 shares and Andreas Feller for 655,000 shares. With the exception of Andreas Feller who is offering under this prospectus 495,000 shares, all of the shares beneficially owned by these persons are being offered under this prospectus.

[6]	Voting and investment authority with respect to these shares are held by Malcolm Hope-Ross, a director of the selling stockholder.

[7]	Voting and investment authority with respect to these shares are held by Christopher Murphy, a director of the selling stockholder.

[8]	Voting and investment authority with respect to these shares are also held by the selling stockholder's spouse, Vanessa Dekou.

[9]	Voting and investment authority with respect to these shares are held by Andreas Wueger, investment adviser.

[10]	Voting and investment authority with respect to these shares are held by Andreas Wueger, investment adviser.

[11]	Andrew Boaden is beneficiary of the trust.

[12]
Voting and investment authority with respect to these shares are held by Eugene W. Harris. Mr. Harris is an employee of Flagstone Securities, LLC, a broker-dealer. Mr. Harris represented that he purchased the shares in the ordinary course of business and at the time of purchase did not have any agreement or understanding with any person to distribute the shares.

[13]
Represents 167,500 shares held by Mr. Gruber for his own account (2,500 of which are being offered hereby), as well as 25,000 shares held by another selling stockholder, Skye Asset Management SA, with respect to which Mr.Gruber has voting and investment authority.

[14]	Voting and investment authority with respect to these shares are held by Jakob Baumgartner and Michael C. Thalmann, senior investment managers and exponents.

[15]	Voting and investment authority with respect to these shares are held by Stephen Merrick and Don McCain, trustees.

[16]	Voting and investment authority with respect to these shares are held by Matthew Lechtzier, attorney-in-fact.

[17]
Mr. Oppliger is an employee of UBS, a broker-dealer. He represented that he purchased the shares in the ordinary course of business and at the time of purchase did not have any agreement or understanding with any person to distribute the shares.

[18]
Mr. Powers is an employee of Flagstone Securities, LLC, a registered broker-dealer. He represented that he purchased the shares in the ordinary course of business and at the time of purchase did not have any agreement or understanding with any person to distribute the shares.

[19]	Voting and investment authority with respect to these shares are held by Andreas Wueger, investment adviser.

[20]	Voting and investment authority with respect to these shares are held by Michael Evans, Tania Bear Ryman and Paul Huddle Stone, directors of the trust.company.

[21]	Voting and investment authority with respect to these shares are held by Thomas Gruber, managing director.

[22]	Voting and investment authority with respect to these shares are held by Helen Forrest and Pierangelo Bottinellli, directors of the selling stockholder.

[23]	Voting and investment authority with respect to these shares are held by Locksley Ryan, director of the selling stockholder.

[24]	Voting and investment authority with respect to these shares are held by William E. Crisp, MD, general partner.

[25]	Voting and investment authority with respect to these shares are held by Christian Classen, account manager.

[26]	Voting and investment authority with respect to these shares are held by Ian Trevor Smith, Ruma Kissoondharry and Biern Aris, directors of the selling stockholder.

[27]	Does not include 608,262 shares of common stock underlying options held by the selling stockholder's spouse.

[28]	Includes 58,334 shares of common stock underlying currently exercisable options.

[29]	Voting and investment authority with respect to these shares are held by Elizabeth A. Watkins, President and Director.

[30]	Voting and investment authority with respect to these shares are held by Andreas Wuger, investment adviser.

[31]
The selling stockholder is a registered representative of a broker-dealer. He represented that he purchased the shares in the ordinary course of business and at the time of purchase did not have any agreement or understanding with any person to distribute the shares.

[32]	Voting and investment authority with respect to these shares are held by_Lucien Zanella, sole director.

[33]	Voting and investment authority with respect to these shares are held by Eric K. Simpson.

[34]	Voting and investment authority with respect to these shares are held by P. Skolari.

[35]	Voting and investment authority with respect to these shares are held by Andreas Wuger, investment adviser.

[36]
Includes 10,000 shares of common stock underlying currently exercisable warrants and 10,000 shares held in the name of he selling stockholder's minor child. Mr. Pittol is an employee of Clubb Capital Ltd.

[37]	Includes 5,000 shares of common stock underlying currently exercisable warrants.

[38]
Includes 77,625 shares of common stock underlying currently exercisable warrants. Mr. Kiplinger is a registered representative of Flagstone Securities, LLC, a broker-dealer. He represented that he purchased the shares in the ordinary course of business and at the time of purchase did not have any agreement or understanding with any person to distribute the shares.

[39]	Voting and investment authority with respect to these shares are held by Eugene Whitney Harris. The selling stockholder is a registered broker-dealer.

[40]
Represents shares of common stock underlying currently exercisable warrants. Voting and investment authority with respect to these shares are held by Eugene Whitney Harris. The selling stockholder is an affiliate of Flagstone Securities, LLC.

[41]	Includes 54,475 shares of common stock underlying currently exercisable warrants. Voting and investment authority with respect to these shares are held by John McLaren.

[42]	Voting and investment authority with respect to these shares are held by Clarice Davies, Charity Administrator.

[43]
Includes 1,896,025 shares of common stock underlying currently exercisable warrants. Voting and investment authority with respect to these shares are held by Joerg Gruber, Chairman of the selling stockholder.

[44]
Represents shares held by certain existing stockholders. The ability of these stockholders to sell their shares under this prospectus is subject to inclusion of required selling stockholder disclosure, including their names and amounts beneficially owned before and after the offering, in a prospectus supplement, if permitted by SEC rules, or in a post-effective amendment to the registration statement of which this prospectus forms a part, and effectiveness of such post-effective amendment.

Relationships with Selling Stockholders

All of the selling stockholders are persons who either purchased their securities from us in the $6,000,000 private placement that was completed on April 3, 2006 or were granted their securities from us in partial consideration for commissions payable by us in connection with the private placement. Except as set forth below, none of the selling stockholders has held any position or office with us or any of our affiliates, or has had any other material relationship (other than as purchasers of securities) with us or any of our affiliates, within the past three years. Clubb Captial Ltd. has served as placement agent for prior private placements by our company. Mr. Joerg Gruber, Chairman and a director of Clubb Capital Ltd., is a nominee for director of our company. A portion of the shares being registered for the account of Clubb represent shares underlying warrants issued to Clubb in partial consideration for its services in connection with a prior private placement. Mr. Keith Moskowitz is a partner of Eilenberg Krause & Paul LLP, counsel to our company. Mr. Dirk Segers serves as a consultant to us in connection with European sales and marketing activities.

The information in the above table is as of August 1, 2006, the date of commencement of the offering to which this prospectus relates. Information concerning the selling stockholders may change from time to time and any such changed information will be described if and when necessary in supplements to this prospectus or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Registration Rights

In connection with the April 2006 $6 million equity placement, we agreed with the investors and the placement agent to file within 60 days of the closing a registration statement covering resale of the securities sold in the financing, including the shares and shares underlying warrants issued to the placement agent or its designees. This prospectus includes the foregoing shares. In the event that the resale registration statement of which this prospectus forms a part has not been declared effective within six months of April 3, 2006, we have agreed to grant to the investors and the placement agent demand and piggyback registration rights on terms similar to those afforded investors in an earlier preferred stock financing as described in the paragraph below.

In March 2003 we sold Series C Convertible Preferred Stock and warrants in a private placement. Pursuant to an investor rights agreement, we granted demand and piggyback registration rights to the investors and to the placement agent, Clubb Capital Ltd. (formerly Clubb BioCaptal Ltd.). The demand registration rights with respect to most of the shares have lapsed due to the shares becoming eligible for sale under Rule 144(k), and the demand registration rights with respect to the remaining shares are scheduled to lapse in March 2007. While all such shares are currently eligible for sale under Rule 144 or Rule 144(k), the piggyback registration rights remain in effect for all shares except those that have actually been sold under Rule 144 or as otherwise provided in the investor rights agreement. This prospectus includes 594,000 shares underlying warrants held by Clubb Capital Ltd. and entitled to such demand and piggyback registration rights.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	an exchange distribution in accordance with the rules of the applicable exchange;

-	privately negotiated transactions;

-	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

-	a combination of any such methods of sale; and

-	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants, however, we will receive the exercise price of the warrants.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which any of the shares may be sold pursuant to Rule 144(k) of the Securities Act, provided that such period may be extended under limited circumstances.

DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

The provisions of Delaware law and of our Restated Certificate of Incorporation and By-laws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or our best interests.

Business Combinations. We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

Limitation of Liability; Indemnification. Our charter contains provisions permitted under the General Corporation Law of the State of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty as a director, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The limitation of liability described above does not alter the liability of our directors and officers under federal securities laws. Furthermore, our charter and by-laws contain provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. These provisions do not limit or eliminate our right or the right of any stockholder of ours to seek non-monetary relief, such as an injunction or rescission in the event of a breach by a director or an officer of his duty of care to us.

Other provisions that the Company has adopted that can be viewed as having an “anti-takeover” effect include blank check preferred stock, elimination of the ability of stockholders to call a special meeting and a super-majority voting requirement for director-adopted amendments to the By-laws.

Special Meeting of Stockholders. Our By-laws provide that special meetings of our stockholders may be called only by our board of directors.

By-law Amendments. Our By-laws may be amended by stockholders or the board of directors. Amendments made by the board of directors require the affirmative vote of members constituting two-thirds of the entire board of directors.

Preferred Stock Issuances. Our Restated Certificate of Incorporation provides that, without stockholder approval, we can issue up to 5,000,000 shares of preferred stock with rights and preferences determined by our board of directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of corporations such as our company to indemnify any such person.

Our Restated Certificate of Incorporation provides generally for mandatory indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law and permits indemnification for all other persons whom we are empowered to indemnify. Our By-Laws permit us to indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person, including officers and directors, with regard to any action or proceeding.

We have entered into indemnification agreements with our directors and officers. The agreements provide that we will indemnify the indemnitee to the fullest extent permitted by applicable law against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer of our company other than an action initiated by a director of officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Under each indemnification agreement, the entitlement of a director or officer to indemnification shall be determined by a majority vote of a quorum of disinterested directors, or if such quorum either is not obtainable or so directs, by independent counsel or by our stockholders, as determined by such quorum of disinterested directors. Under certain circumstances, a party to the indemnification agreement will be conclusively presumed to have met the applicable statutory standard of conduct unless our board of directors, stockholders or independent legal counsel determines that the relevant standard has not been met. If a change of control of our company has occurred, the entitlement of such director or officer to indemnification shall be determined by independent counsel selected by such director or officer, unless such director or officer requests that either the board of directors or the stockholders make such determination.

Our Restated Certificate of Incorporation eliminates in certain circumstances the liability of directors of our company for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to our company or our stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Eilenberg Krause & Paul LLP, New York, New York, has provided us with an opinion concerning legality of the securities being offered by this prospectus. Keith Moskowitz, a partner of such firm, is a selling stockholder named in this prospectus.

EXPERTS

The financial statements for the years ended December 31, 2006 and 2005 incorporated by reference in this prospectus have been audited by Eisner LLP, an independent registered public accounting firm, to the extent and for the periods indicated in their report thereon, which report included explanatory paragraphs concerning an uncertainty about our company’s ability to continue as a going concern and the change in method of accounting for stock-based compensation. Such financial statements have been incorporated by reference in this prospectus and registration statement in reliance upon the report of Eisner LLP, which is also incorporated by reference herein, and upon the authority of such firm as experts in auditing and accounting.

PART II

Item 14. Other Expenses of Issuance and Distribution

The expenses of the Registrant in connection with the distribution of the securities being registered hereunder are set forth below and will be borne by the Registrant. All expenses are estimated other than the SEC registration fee.

SEC registration fee	$1,223.80
Accounting fees and expenses	$20,000
Legal fees and expenses	$30,000
Printing and related expenses	$1,000
Miscellaneous	$2,776.20
Total	$55,000

Item 15. Indemnification of Directors and Officers

The Registrant’s Restated Certificate of Incorporation eliminates in certain circumstances the liability of directors of the Registrant for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit. These provisions will not alter the liability of directors under federal securities laws. The Registrant may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Registrant could not indemnify such person.

Item 16. Exhibits.

4.1	Form of Investor Rights Agreement for April 2006 equity financing. (Incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed in April 2006.)
4.2
Form of Broker Warrant issued to Agent’s designees covering an aggregate of 1,475,000 shares. (Incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed in April 2006.)

5.1	Opinion of Eilenberg Krause & Paul LLP (Included in the original filing of this Registration Statement on June 5, 2006.)
23.1	Consent of Eilenberg Krause & Paul LLP (Included in Exhibit 5.1.)
23.2	Consent of Eisner LLP (Included herewith.)
24.1	Power of Attorney (Included in Part II of the Registration Statement under the caption "Signatures", as originally filed on June 5, 2006)

Item 17. Undertakings.

(a) The small business issuer hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the small business issuer pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or is contained in a form of prospectus filed pursuant to Rule 424(b) that is deemed part of and included in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the small business issuer undertakes that in a primary offering of securities of the small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the small business issuer or used or referred to by the small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the small business issuer or its securities provided by or on behalf of the small business issuer; and

(iv) Any other communication that is an offer in the offering made by the small business issuer to the purchaser.

(b) The small business issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the small business issuer's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) If the small business issuer is relying on Rule 430B:

(i) Each prospectus filed by the small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) If the small business issuer is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Iselin, New Jersey, on March 20, 2007.

SYNTHEMED, INC.

By:	/s/ ROBERT P. HICKEY
Robert P. Hickey, President, CEO and CFO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT P. HICKEY	President, Chief Executive Officer and Chief Financial Officer and Director (principal executive, financial and accounting officer)	March 20, 2007
Robert P. Hickey

*	Chairman of the Board and Director	March 20, 2007
Richard L. Franklin, MD

*	Director	March 20, 2007
David GP Allan

*	Director	March 20, 2007
Edward Celano

*	Director	March 20, 2007
Barry Frankel

*	Director	March 20, 2007
Walter C. Maupay, Jr.

/s/  ROBERT P. HICKEY
* By Robert P. Hickey, attorney-in-fact